EXHIBIT 99.1
Synaptics Names Rahul Patel as President and Chief Executive Officer

Semiconductor industry executive with experience at Qualcomm and Broadcom to drive company’s next chapter of innovation and growth in Processing, Connectivity, and Sensing

San Jose, CA, May 21, 2025 – Synaptics® Incorporated (Nasdaq: SYNA) announced today that Rahul Patel has been appointed President and Chief Executive Officer, and a Director of the company. Patel succeeds Synaptics CFO Ken Rizvi, who has served as the company’s Interim CEO since February 2025. Rizvi will continue to serve as the company’s CFO.

With more than 30 years of leadership experience in the semiconductor industry, Patel has a proven track record of driving growth and product innovation, particularly in the areas of high-performance Edge-AI wireless connectivity solutions for handsets, tablets, PCs, wearables such as smartwatches and earbuds, IoT applications, and networking and broadband solutions for enterprises and home markets.

Prior to joining Synaptics, he spent a decade at Qualcomm, including most recently as SVP and Group General Manager of the Connectivity, Broadband, & Networking Group, where he was responsible for overseeing a multi-billion-dollar portfolio of wireless networking and connectivity business.
Prior to Qualcomm, Patel spent 13 years in various senior leadership roles at Broadcom, including serving as Senior Vice President and General Manager, Wireless Connectivity Group, where he played a pivotal role in expanding Broadcom’s Wi-Fi®, Bluetooth®, and GPS leadership across all market segments.
“On behalf of the Board of Directors, we are delighted to welcome Rahul as Synaptics’ next CEO. Rahul’s extensive semiconductor expertise and strong vision uniquely position him to accelerate our growth and innovation, steering us into our next chapter as we broaden our market reach,” said Nelson Chan, Chairman of Synaptics’ Board of Directors. “Rahul’s deep expertise with wireless connectivity, coupled with his proven track record of launching successful product lines and developing high-performing global teams, will be instrumental in advancing our technology roadmap and driving long-term growth. I’d like to sincerely thank Ken for his exceptional leadership as Interim CEO and for ensuring the seamless execution of our strategic initiatives during this transition period.”

“I am truly honored and excited to join Synaptics, a leader in high-performance Processing, Connectivity, and Sensing solutions,” said Rahul Patel. “Synaptics’ culture of innovation, exceptional engineering talent, and diversified portfolio of solutions uniquely position the company to excel. I look forward to working with the talented team at Synaptics to execute on our growth roadmap and deliver next-generation technology that brings unparalleled value to our customers, partners, and investors.”

About Synaptics Incorporated
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, Veros™ wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-driven wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is the force behind the next generation of technology enhancing how we live, work, and play. Follow Synaptics on LinkedIn, X, and Facebook, or visit www.synaptics.com.

Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For further information, please contact:

Investor Relations
Munjal Shah
Synaptics
+1-408-518-7639
munjal.shah@synaptics.com

Media Contact
Neeta Shenoy
Synaptics
+1-408-425-2654
neeta.shenoy@synaptics.com